EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 of Elite Pharmaceuticals, Inc., pertaining to 3,186,094 shares of Common Stock of Elite Pharmaceuticals, Inc., of our report dated June 5, 2006, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2006.


                                                  /s/ Miller Ellin & Company LLP
                                                  Certified Public Accountants


New York, New York
May 31, 2007